EXHIBIT (10)





                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February, 28, 1997, with respect to the financial statements of Annuity Investors Life Insurance Company and Annuity Investors Variable Account A included in the Post-effective Amendment No. 2 to the Registration Statement (Form N-4 File Nos. 33-59861 and 811-07299) and related Statement of Additional Information of Annuity Investors Variable Account A.



                                          /s/ Ernst & Young LLP
                                          ------------------------------------
                                          Ernst & Young LLP



Cincinnati, Ohio
April 25, 1997